As filed with the Securities and Exchange Commission on April 21, 1998
                         Registration No. 33-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  -------------

                            COMPLETE MANAGEMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          New York                       8742                      11-3149119

(State or Other Jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
     of Incorporation or       Classification Code Number)        Identification
        Organization)                                                 Number)

                              254 West 31st Street
                               New York, NY 10001
                                 (212) 273-0600
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)
                          -----------------------------

                            Complete Management, Inc.
                          Employee Stock Purchase Plan

                              Steven M. Rabinovici
                      Chairman and Chief Executive Officer
                            Complete Management, Inc.
                              254 West 31st Street
                               New York, NY 10001
                                 (212) 273-0600

    (Name, Address, Including Zip Code, and Telephone Number, Including Area
                           Code, of Agent for Service)
                         -------------------------------
                                 with a copy to:

                            Stephen A. Zelnick, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                           450 Park Avenue, Suite 902
                           New York, New York 110022
                                 (212) 838-1177

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed
                               Amount to                         Maximum
                                  be        Proposed Maximum    Aggregate    Amount of
Title of Securities           Registered     Offering Price     Offering    Registration
 to be Registered                 (1)         Per Share(1)      Price(1)        Fee
 ----------------                 ---         ------------      --------        ---
Common Shares (par  value
$.001 per share) issuable
pursuant to the Complete
Management, Inc. Employee
Stock Purchase Plan.(2)        1,000,000        $7.9375        $10,750,000    $754.06


(1) Estimated in accordance with rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the New York Stock Exchange on February 23, 1998, with respect to Shares available for purchase under the Employee Stock Purchase Plan (the "Plan").

(2) This registration statement also covers such indeterminate number of interests as may be offered under the Plan.

                            COMPLETE MANAGEMENT, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(i) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by
Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                            COMPLETE MANAGEMENT, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II


      ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

      2. The description of the Company's Common Shares, contained in the Company's Registration Statement on Form 8-A (Registration No. 0-27260) registering such shares pursuant to Section 12 of the Exchange Act including any amendment or report updating such description.

      3. The Company's Proxy Statements for its 1997 Annual Meeting of Shareholders dated July 16, 1997 and its Special Meeting of Shareholders dated September 30, 1997

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of Common Shares shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits (unless such exhibits are specifically incorporated by reference into such documents), to each person, including any beneficial owner, to whom this Prospectus is delivered. Requests for such documents should be directed to Complete Management, Inc., 254 West 31st Street, New York New York 10001,
Attention: Corporate Secretary, telephone (212) 273-0600

      ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable.

      ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Legal matters in connection with the issuance of Common Shares offered hereby have been passed upon for the Company by Morse, Zelnick, Rose & Lander, LLP. Members of the firm beneficially own an aggregate of 67,528 Common Shares.

      ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 722 and 723 of the New York Business Corporation Law grant to the Company the power to indemnify the officers and directors of the Company as follows:

      (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type of kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

      (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

      (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

      (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

      Payment of indemnification other than by court award is as follows:

      (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

      (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

            (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be; or

            (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs:

                  (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer; or

                  (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

                  (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts as, and to the extent, required by paragraph (a) of section 725.

      The Company's certificate of incorporation provides as follows:

      SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

      EIGHTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended (but, in case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Business Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has no met the standards of conduct which make it permissible under the Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of Shareholders or disinterested directors or otherwise.

      (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Business Corporation Law.

      ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

      ITEM 8. INDEX TO EXHIBITS

      The following Exhibits are filed as part of this Registration Statement.

      Exhibit No.       Description
      -----------       -----------

      4.1               Certificate of Incorporation of the Registrant (*)

      4.2 Certificate of Amendment to Certificate of Incorporation filed on December 1, 1995(*)

      4.3 Certificate of Amendment to Certificate of Incorporation dated October 14, 1997(**)

      4.4               Stock Purchase Plan of Registrant

      5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP regarding legality of Securities

      23.1              Consent of Arthur Andersen, LLP

      23.2              Consent of Morse, Zelnick, Rose & Lander, LLP
                        (included in Exhibit 5.1)

      24                Power of Attorney (included on Signature Page)

(*) Incorporated by reference to the Registrant's Registration Statement on Form S-1 No.33-97894.
(**) Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1997


      ITEM 9. UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                  (i) To include any prospectus require d by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offering herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on this 17th day of April 1998.

                                        COMPLETE MANAGEMENT, INC.


                                    By: /s/ Steven Rabinovici
                                        -------------------------
                                        Steven Rabinovici
                                        Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Complete Management, Inc., hereby severally constitute and appoint Steven Rabinovici, Arthur L. Goldberg and Stephen A. Zelnick, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Complete Management, Inc. to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on April 17, 1998 by the following persons in the capacities indicated.


Signature                          Title
---------                          -----


/S/Steven Rabinovici               Chairman and Chief Executive Officer
-------------------------------
Steven Rabinovici

/S/Arthur Goldberg                 Vice Chairman and Chief Financial Officer
-------------------------------
Arthur L. Goldberg

/S/ Kenneth S. Schwartz, M.D.      Director
-------------------------------
Kenneth S. Schwartz, M.D.

/S/Steven Cohn                     Director
-------------------------------
Steven Cohn


/S/Joseph S. Tocci                 Director
-------------------------------
Joseph S. Tocci


/S/ Steven Hirsh                   Director
-------------------------------
Steven Hirsh